Exhibit 99.1

Press Release

Wheat Ridge,  CO (MARKET WIRE) - May 20, 2009 - Sun River Energy,  Inc.  (OTCBB:
SNRV News) is pleased to announce that it has added W. Jack Ford, C.P.G., P.G. as a member of the Advisory Board. Mr. Ford has held positions from field geologist to high management, including President of a public oil and gas company. Mr. Ford is highly experienced in New Mexico geology and energy matters and is looking forward to assisting the Company in its evaluation, and potential exploration, of its assets in New Mexico.

About Sun River Energy Inc.

Sun River Energy, Inc. an independent energy company, engages in the exploration of oil and gas properties in North America. Sun River Energy is based in Wheat Ridge, Colorado.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.